Exhibit 3.60

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:05 PM 08/30/2005
FILED 03:49 PM 08/30/2005
SRV 050714561 - 4023055 FILE

CERTIFICATE OF INCORPORATION

of

HEPHAESTUS HOLDINGS, INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the “General Corporation Law”), certifies as follows:

1.                                      Name. The name of the corporation is “Hephaestus Holdings, Inc.” (the “Corporation”).

2.                                      Address: Registered Office and Agent. The address of the Corporation’s registered office is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901; and the name of its registered agent at such address is National Corporate Research, Ltd.

3.                                      Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

4.                                      Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is: One Thousand (1,000), all of which shall be shares of Common Stock of the par value of One penny ($0.01) each.

5.                                      Name and Mailing Address of Incorporator. The name and mailing address of the incorporator is: Ndidi A. Oriji, Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.

6.                                      Election of Directors. Unless and except to the extent that the By-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

7.                                      Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

8.                                      Indemnification.

8.1                               Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a

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director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation (the “Board”). For the avoidance of doubt, notwithstanding anything to the contrary contained herein, no Covered Person shall be indemnified in any Proceeding by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of any entity other than the Corporation, including, without limitation, any predecessor entity thereof, or while a director or officer of any such entity was serving at the request of any such entity as a director, officer, employee or agent of an Other Entity, including service with respect to employee benefit plans, against liability and loss suffered and expenses (including attorneys’ fees) incurred by such Covered Person.

8.2                               Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent

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required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

8.3                               Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

8.4                               Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

8.5                               Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by

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any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

8.6                               Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

8.7                               Other Indemnification and Prepayment of Expenses. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

9.                                      Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

10.                               Powers of Incorporator. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the person who is to serve as the initial director of the Corporation, or until successors are duly elected and qualified, is:

Michael Psaros

200 Park Avenue

New York, NY 10166

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11.                               Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

WITNESS the signature of this Certificate of Incorporation this 30th day of August, 2005.

By:	/s/ Ndidi A. Oriji
Name: Ndidi A. Oriji
Title: Incorporator

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State of Delaware
Secretary of State
Division of Corporations
Delivered 05:31 PM 10/02/2006
FILED 05:31 PM 10/02/2006
SRV 060906203 - 4023055 FILE

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HEPHAESTUS HOLDINGS, INC.

(Pursuant to Sections 242 and 245 of the
DGCL of the State of Delaware)

Hephaestus Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Hephaestus Holdings, Inc. and that this corporation was originally incorporated pursuant to the DGCL on August 30, 2005 under the name Hephaestus Holdings, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Hephaestus Holdings, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901; and the name of its registered agent at such address is National Corporate Research, Ltd.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The total number of shares of all classes of stock that the Corporation shall have authority to issue is: (i) One Hundred Thousand (100,000) shares of common stock, par value $0.01 per share (“Common Stock”), which shall consist of (A) Ninety-Nine Thousand Three Hundred and Five (99,305) shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”) and (B) Six Hundred and Ninety-Five (695) shares of Class B common stock, par value

$0.01 per share (“Class B Common Stock”) and (ii) Ten Thousand (10,000) shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

Upon the effective date of this Amended and Restated Certificate of Incorporation (the “Effective Date”), each share of common stock, par value $0.01 per share, of the Corporation outstanding immediately prior to the Effective Date shall automatically, and without any action by the holder thereof, be reclassified, converted and changed into ten (10) shares of Class A Common Stock.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK

1.                                      General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board of Directors of the Corporation (the “Board of Directors”) with respect to any series of Preferred Stock as authorized herein.

2.                                      Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held on matters the holders of Common Stock are entitled to vote, voting together as a single class, at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by the DGCL, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected Series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation).

3.                                      Distributions. At the time of each distribution by the Corporation to the holders of Common Stock, such distribution shall be made to the holders of Class A Common Stock and Class B Common Stock in the following amounts and priority:

(a)                                 first, the holders of Class A Common Stock, as a separate class, shall be entitled to receive all or a portion of such distribution (ratably among such holders based upon the number of shares of Class A Common Stock held by each such holder as of the record date for determining holders entitled to such distribution) until such time as the holders of Class A Common Stock, as a separate class, shall have received distributions in an aggregate amount equal to Four Million Dollars ($4,000,000) (the “Distribution Preference”), and no distribution or any portion thereof shall be made under Section 3(b) below until the Distribution Preference has been paid in full to the holders of Class A Common Stock; and

(b)                                 second, after the Distribution Preference has been paid in full to the holders of Class A Common Stock, the holders of Class A Common Stock and Class B Common Stock, as a single class, shall be entitled to receive the remaining portion of such distributions (ratably among such holders based upon the number of shares of Class A Common Stock and Class B Common Stock held by each such holder as of the record date for determining holders entitled to such distribution).

4.                                      Automatic Conversion of Class B Common Stock.

(a)                                 Immediately following receipt of the Distribution Preference by the holders of the Class A Common Stock (the time immediately following such receipt is referred to herein as the “Automatic Conversion Time”), each outstanding share of Class B Common Stock shall automatically, and without any action by the holder thereof, be converted into one (1) share of Class A Common Stock.

(b)                                 All holders of record of shares of Class B Common Stock shall be sent written notice of the Automatic Conversion Time. Such notice need not be sent in advance of the, occurrence of the Automatic Conversion Time. Upon receipt of such notice, each holder of shares of Class B Common Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class B Common Stock converted pursuant to this Section 4 of Article IV(A), including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock), will terminate at the Automatic Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4 of Article IV(A). As soon as practicable after the Automatic Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Class B Common Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof. Such converted Class B Common Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

B.                                    PREFERRED STOCK

1.                                      Issuance and Reissuance. The Corporation may issue Preferred Stock from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

2.                                      Blank Check Preferred Stock. Subject to any vote expressly required by the Certificate of Incorporation, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

ARTICLE V

Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE VI

Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

The following indemnification provisions shall apply to the persons enumerated below.

A.                                    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article X, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

B.                                    The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

C.                                    If a claim for indemnification or advancement of expenses under this Article X is not paid in full within thirty (30) calendar days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D.                                    The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

E.                                     The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

F.                                      The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this certificate of incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

G.                                    The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

H.                                   The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (1) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article X; and (2) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article X.

I.                                        Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE XI

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (A) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (B) any holder of Common Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 2nd day of October, 2006.

/s/ George Thanopoulos
George Thanopoulos
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 01/05/2009
FILED 03:42 PM 01/05/2009
SRV 090005125 - 4023055 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.         The jurisdiction what the Corporation filet formed is Delaware.

2.         The jurisdiction immediately prior to filing this Certificate is Delaware.

3.         The date the Corporation first formed is August 30, 2005.

4.         The name of the Corporation immediately prior to filing this Certificate is: Hephaestus Holdings, Inc.

5.         The name of the Limited Liability Company as set forth in the Certificate of Formation is: Hephaestus Holdings, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 5th day of January, 2009.

HEPHAESTUS HOLDINGS, INC.

By:	/s/ Michael Johnson
Name:	Michael Johnson
Title:	Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 01/05/2009
FILED 03:42 PM 01/05/2009
SRV 090005125 - 4023055 FILE

CERTIFICATE OF FORMATION
OF

HEPHAESTUS HOLDINGS, LLC

Pursuant to 6 Del. C. § 18-201

1.         The name of the limited liability company is Hephaestus Holdings, LLC.

2.         The address of the registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent at such address is National Corporate Research, Ltd.

3.         The term of the limited liability company shall be perpetual.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 5th day of January, 2009.

/s/ Michael Johnson
Michael Johnson
Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 01/05/2009
FILED 03:42 PM 01/05/2009
SRV 090005125 - 4023055 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.             The jurisdiction where the Corporation first formed is Delaware.

2.             The jurisdiction immediately prior to filing this Certificate is Delaware.

3.             The date the Corporation first formed is August 30, 2005.

4.             The name of the Corporation immediately prior to filing this Certificate is: Hephaestus Holdings, Inc.

5.             The name of the Limited Liability Company as set forth in the Certificate of Formation is: Hephaestus Holdings, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 5th day of January, 2009.

HEPHAESTUS HOLDINGS, INC.

By:	/s/ Michael Johnson
Name:	Michael Johnson
Title:	Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:41 PM 09/23/2014
FILED 03:41 PM 09/23/2014
SRV 141209745 - 4023055 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.             The name of the limited liability company is HEPHAESTUS HOLDINGS, LLC.

2.             The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY

By:	Liela Morad
Authorized Person

Name:	Liela Morad
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